Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-17715, 333-18695, 333-49505, and
333-67271) and on Form S-8 (Reg. Nos. 33-99262, 333-06899, 333-15701, 333-16043,
333-30445, 333-41305, 333-49495, 333-49493, 333-58261, 333-69915, 333-79001, and
333-88329) of Modis Professional Services, Inc. and it subsidiaries of our report dated March 23, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

March 30, 2001
Jacksonville, Florida